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                   COMPUTATION OF NET INCOME PER SHARE              EXHIBIT 11.1
          FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1995 AND 1996
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
                                                              THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                   JUNE  30,                JUNE 30,
                                                              -------------------     -------------------
                                                               1995        1996        1995        1996
                                                              -------     -------     -------     -------
INCOME PER COMMON SHARE ASSUMING NO DILUTION

   Income before extraordinary item and dividends
     on mandatorily redeemable preferred stock............... $ 2,038     $ 1,150     $ 3,061     $ 2,009

   Dividends on mandatorily redeemable preferred stock.......    (162)       (163)       (325)       (325)
                                                              -------     -------     -------     -------
   Income before extraordinary item..........................   1,876         987       2,736       1,684
   Extraordinary item - gain on early retirement of debt,
     net of taxes............................................   6,370                  15,177
                                                              -------     -------     -------     -------
   Net income applicable to common stock..................... $ 8,246     $   987     $17,913     $ 1,684
                                                              -------     -------     -------     -------
                                                              -------     -------     -------     -------
   Weighted average common shares outstanding (1)............  15,942      16,402      15,018      16,432
                                                              -------     -------     -------     -------
                                                              -------     -------     -------     -------
 Income per common share assuming no dilution:
   Income before extraordinary item.......................... $   .12     $   .06     $   .18     $   .10
   Extraordinary item........................................     .40                    1.01
                                                              -------     -------     -------     -------
   Net income per common share assuming no dilution.......... $   .52     $   .06     $  1.19     $   .10
                                                              -------     -------     -------     -------
                                                              -------     -------     -------     -------
INCOME PER COMMON SHARE ASSUMING FULL DILUTION

   Income before extraordinary item and dividends on
     mandatorily redeemable preferred stock.................. $ 2,038     $ 1,150     $ 3,061     $ 2,009

   Dividends on mandatorily redeemable preferred stock.......    (162)       (163)       (325)       (325)
   Add back interest expense, net of taxes, on convertible
     promissory notes........................................     150         412         299         824
                                                              -------     -------     -------     -------
   Income before extraordinary item..........................   2,026       1,399       3,035       2,508
   Extraordinary item - gain on early retirement of debt,
     net of taxes............................................   6,370                  15,177
                                                              -------     -------     -------     -------
   Net income applicable to common stock..................... $ 8,396     $ 1,399     $18,212     $ 2,508
                                                              -------     -------     -------     -------
                                                              -------     -------     -------     -------
   Weighted average common shares outstanding prior
     to conversion of convertible promissory notes (1)         15,995      16,504      15,218      16,500

   Add weighted average shares issued upon conversion
     of convertible promissory notes.........................  16,565      26,089      16,525      26,089
                                                              -------     -------     -------     -------
   Weighted average common shares outstanding................  32,560      42,593      31,743      42,589
                                                              -------     -------     -------     -------
                                                              -------     -------     -------     -------
 Income per common share assuming full dilution:
   Income before extraordinary item.......................... $   .06     $   .03     $   .09     $   .06
   Extraordinary item........................................     .20                     .48
                                                              -------     -------     -------     -------
   Net income per common share assuming full dilution........ $   .26     $   .03     $   .57     $   .06
                                                              -------     -------     -------     -------
                                                              -------     -------     -------     -------
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(1) INCLUDES THE COMMON STOCK EQUIVALENT OF DILUTIVE OPTIONS OUTSTANDING
    AT THE END OF EACH PERIOD.